Exhibit 23.1

                           ROBERT N. CLEMONS, CPA, PA
                                   PO BOX 1670
                           DELAND, FLORIDA 32721-1670

I consent to the use of my report dated April 7, 2003, my review letter dated May 13, 2003 and financial statements included in the prospectus for Cornerstone Ministries Investments, Inc. and the reference to me under the heading "Experts " in its registration statement on form SB-2.

S/ ROBERT N. CLEMONS, CPA, PA                             July 29, 2003
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      Robert N. Clemons, CPA, PA